1Q18 Investor Presentation Exhibit 99.1

Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: weakness or a decline in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; less than expected cost reductions and revenue enhancement from Valley's cost reduction plans including its earnings enhancement program called "LIFT"; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from the impact of the Tax Cuts and Jobs Act and other changes in tax laws, regulations and case law; damage verdicts or settlements or restrictions related to existing or potential litigations arising from claims of breach of fiduciary responsibility, negligence, fraud, contractual claims, environmental laws, patent or trade mark infringement, employment related claims, and other matters; the loss of or decrease in lower-cost funding sources within our deposit base may adversely impact our net interest income and net income; cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, denial-of-service, or sabotage our systems; results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, require us to reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; changes in accounting policies or accounting standards, including the new authoritative accounting guidance (known as the current expected credit loss (CECL) model) which may increase the required level of our allowance for credit losses after adoption on January 1, 2020; our inability or determination not to pay dividends at current levels, or at all, because of inadequate future earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; higher than expected loan losses within one or more segments of our loan portfolio; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships; the risk that the businesses of Valley and USAB may not be combined successfully, or such combination may take longer or be more difficult, time-consuming or costly to accomplish than expected; the diversion of management's time on issues relating to merger integration; the inability to realize expected cost savings and synergies from the merger of USAB with Valley in the amounts or in the timeframe anticipated; and the inability to retain USAB’s customers and employees. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. 2

The New Valley  Human Capital • Recent CEO succession • 7 out of our 13 Executives are new to Valley within the past 2 years • One VLY, One Culture  Technology • The Valley Roadmap is a 3 year (2017-2019) infrastructure plan aimed at improving the Bank’s process across all segments • We expect greater efficiency and revenues a result • Salesforce, nCino, Encompass • Enterprise Data Hub (EDH)  Customer Enhancements • Building a new suite of offerings tailored to retail and commercial clients • Back-office Modernization - Focused on increasing speed to market and decisions times • Branch Transformation People Products Process 3

Ira Robbins President & CEO Alan Eskow SEVP & CFO Dianne Grenz SEVP & CCBO Tom Iadanza SEVP & CLO Ron Janis SEVP & General Counsel Bob Bardusch EVP & COO Kevin Chittenden EVP & CRLO Bernadette Mueller EVP & ECRAO Andrea Onorato EVP & CAO Melissa Scofield EVP & CRO Yvonne Surowiec EVP & CHRO Joseph V. Chillura EVP & Regional President Mark Saeger EVP & CCO The New Valley: Leadership Team 4

▪ Delivering robust customer and employee experiences through frictionless interaction Modernize & Empower Customer Centric Digitally Powered Data Driven ▪ Enhancing customer touch points to drive improved customer capabilities ▪ Improving operating efficiency and agility by investing in continuous modernization ▪ Harnessing data more intuitively to drive deep customer insights and data centric decisioning The New Valley: Technology Roadmap 5

The New Valley: Technology Roadmap Milestones 2018  Cloud/Streamlined Loan Origination  Innovation Culture & Fintech  Enhanced Treasury & Branch Transformation  New Website  Salesforce, nCino, Encompass  Instant Issue Debit 2017  New Web/Social Media Storefront  Journey to Cloud Architecture  Modernize Employee Technology  Data Hub and Big Data  Touch ID, E-signature, E- contracting, ServiceNow 2019  Data Center Transformation  Core Banking Transformation  Interactive Teller & branch transformation  P2P 6

The New Valley: Cycle to Success Updated 2020 Goals > 1.25% ROAA < 55% Eff. Ratio Updating Technology & Process Using Capital More Efficiently Enhancing Focus on Organic Growth Increasing Profitability Creating Greater Shareholder Returns  Transform our digital brand through mobile, social media, and multi- channel interactions across all business  Utilize big data to focus and target new and existing client relationships  Drive continued modernization of our Customer Service Experience (CSX)  Enable customer driven deposit and loan opening with speed and exceptional service  Branch optimization to enhance customer acquisition, increase customer lifetime value and reduce non-earning assets  Grow organically in existing markets and generate capital more quickly 7

The New Valley: Balanced Approach to Integration  A practical approach to platform consolidation  Historically, Valley has integrated acquired platforms onto our own  Valley will be able to offer all clients the best in treasury management solutions  There are multiple benefits to Valley and our customers by utilizing the best platform, rather than the most convenient or easiest to convert Moving Valley customers on to Q2 Platform USAmeriBank currently uses Q2 Platform Adding ancillary products to USAB’s customer base will be immediate Integration for USAB customers will appear seamless Valley will recognize greater efficiencies and revenue enhancements over time Enhanced treasury management solutions for VLY customers 8

 Closed USAmeriBank acquisition on January 1, 2018  Systems consolidation expected to occur in the first half of 2Q 2018  Long track record of successful conversions  USAmeriBank timeline consistent with recent acquisitions Year Institution Name* Assets* ($mil) Days to Convert 2018 USAmeriBank 4,228 ~125 2015 CNLBank 1,365 90 2014 1st United Bank 1,738 122 2012 State Bank of Long Island 1,578 90 2010 The Park Avenue Bank 509 91 2010 LibertyPoint Bank 210 86 2008 Greater Community Bank 976 40 2005 NorCrown Bank 622 50 2005 Shrewsbury Bank 424 51 2001 Merchants Bank 1,370 103 Merger Closing & Integration *Principal subsidiary bank of the acquired bank holding company. Assets represent total consolidated assets acquired. 9

Strength in Diversification Leads to Stability & Growth *Metro NY Peer Median is defined by the following companies; NYCB, SBNY, BKU, ISBC, STL, PFS, DCOM, FFIC, LBAI, PGC, ORIT, NFBK, FLIC. The median is based on MRQ available information. 1 Includes the proforma impact of USAmeriBank as of December 31, 2017. Valley Florida/Alabama1 Deposits $6.0bil or 28% Loans $6.2bil or 28% Branches 60 Proforma LTD ratio: VLY 101% Peers* 110% Valley New Jersey/New York Deposits $15.7bil or 72% Loans $15.8bil or 72% Branches 177 10

2017 Highlights 1Refer to the appendix regarding the reconciliation of certain non-GAAP financial measures. Reported Reported Adjusted1 Adjusted1 4Q17 3Q17 2017 2016 4Q17 3Q17 2017 2016 Return on Average Assets 0.44% 0.67% 0.69% 0.76% 0.84% 0.79% 0.82% 0.76% Efficiency Ratio 68.3% 69.4% 66.0% 66.0% 57.7% 59.2% 58.9% 61.1% Diluted Earnings Per Share $0.09 $0.14 $0.58 $0.63 $0.18 $0.17 $0.69 $0.63     Valley initiated Phase 1 of its 3 year technology infrastructure plan  Project LIFT implementation has begun; We remain on track to hit our targets  Acquisition of USAmeriBancorp, Inc. (closed effective January, 1, 2018)  Completed senior management succession plan for 2018 Investing Executing Integrating Repositioning 11

$8.8 $9.4 $5.1 $5.2 $3.4 $3.6 3Q 2017 4Q 2017 0.2% 2.1% 14.3% 0% 5% 10% 15% 20% 25% 30% 35% 40% 2017Florida New York New Jersey $734mm Reduction in short-term borrowings to $749mm Deposit & Balance Sheet Funding Solid Deposit Growth1 ($ in billions) Deposit Beta by Region for Current Cycle (3Q15 – 4Q17)2 +$841mm Total deposits from 9/30 /17 to 12/31/17 +19% Q/Qa 1Growth rates represent the quarter over quarter change, annualized (Q/Qa); 2Represents the change in the monthly average rate for Valley in each respective region as a percentage of the change in the monthly average effective federal funds rate from September 30, 2015 to December 31, 2017; excludes government deposits. Noninterest Bearing +$126mm or 10% Q/Qa Savings, Now & MM +$572mm or 26% Q/Qa Time +$143mm or 17% Q/Qa  Diversified geographic mix of deposits is proving to be a successful strategy Consolidated: 8.4% 12

$1.0 $1.1 $1.0 $1.3 3.75% 3.85% 3.79% 4.00% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Origination Volume Yield on New Originations Loans & Loan Growth Yield & Volume of Loan Originations ($ in billions) Diversified Loan Portfolio by Product & Region1  2017 loan growth up 6.4%, including sale of residential mortgage loans  Well-positioned for organic growth in 2018 (proforma USAmeriBank);  Targeting total loan growth of 8-10% (7-9% after portfolio sales)  Florida loan growth of 10-12%  Opportunity to enhance fees in existing portfolio 1Balance sheet data is as of the December 31, of the year indicated; 2Florida includes the proforma impact of USAmeriBank outstanding loan balances for both Florida and Alabama as of December 31, 2017. 2Includes out of state residential loans 15.6% 18.9% 10.8% 22.1% 13.0% 15.0% 4.6% Construction Owner Occupied CRE Residential Mortgage Commercial & Industrial Multifamily Non-owner Occupied CRE Consumer $18.3bn 2017 37% 39% 32% 50% 48% 40% 13% 13% 28% 2016 2017 2017 Proforma USAB Florida New Jersey New York 2 1 1 13

Taxi Medallion 9/30/17 12/31/17 Related Reserves as a % of Total Exposure 5.5% 7.7% Total Exposure $139 million $137 million 0.75% $18.3 billion Total Loans Credit Quality Net Charge-offs and Non-accrual Loans Reflect Conservative Underwriting Standards Outstanding balance as of December 31, 2017 0.03% 0.02% 0.01% 2015 2016 2017 NCOs/Avg. Loans1 0.39% 0.22% 0.26% 2015 2016 2017 Nonaccruals/Loans2 1Represents net charge-offs as a percentage of average loans for the year indicated; 2Represents nonaccrual loans as a percentage of total outstanding loans as of December 31, of the year indicated 14

 Net interest margin1 (ex-swap fee income) has been stabilizing  Favorable balance sheet trends combined with promising new loan yield bode well for net interest income growth  Anticipate 6 basis points of positive impact to NIM from USAmeriBank in 1Q18 Net Interest Income $164.7 $171.1 $166.9 $173.9 3.14% 3.20% 3.08% 3.17% 3.13% 3.12% 3.07% 3.13% 1Q 2017 2Q 2017 3Q 2017 4Q 2017 NII ($mil) Reported NIM NIM (ex-swap fee income) Net Interest Margin Stability in 2017 1Net interest margin is presented on a tax equivalent basis; NIM ex-swap fee income excludes commercial loan fee income related to derivative interest rate swaps executed with customers. Refer to reconciliation pages in the back of the presentation. 1 15

 Transforming Residential Mortgage gain-on sale business from refinance driven to home purchase focused  More predictable origination volume to help drive gain-on- sale business towards peer levels  We believe we are on track to achieve > $1.5 billion in residential originations in 2018 Noninterest Income Trends $79,557 $81,195 $82,627 $4,245 $22,030 $20,814 $0.5bn $0.9bn $1.0bn $1.5bn+ 2015 2016 2017 2018E All Other Noninterest Income ($000) Net Gain on Sale of Loans ($000) Residential Mortgage Originations Net Gain on Sale of Loans Proforma USAmeriBank Noninterest Income Emphasis on Home Purchase Gain on Sale 15% Purchase 85% Refinance 54% Purchase 46% Refinance 15% Purchase 85% Refinance 73% Purchase 27% Refinance 0.7% 3.1% 2.7% 4.7% 4.8% 4.8% 2015 2016 2017 VLY Peers Gain-on-sale of Loans to Operating Revenue (%) Peers – average ratio of $10-$50 billion in asset banks and thrifts according to SNL (S&P Global Market Intelligence.) 16

$476.1 $485.0 $400 $500 $600 2016 2017 "Base" 2018E 2019E Resi. Mortgage Commissions USAB Noninterest Expense Tax Act Impact USAB Merger Expense LIFT Related Expense "Base" Noninterest Expense Expense Management 66.0% 66.0% 61.2% 58.9% 2016 Reported 2017 Reported 2016 Adj. 2017 Adj. 2018E 2019E Long-Term Goal Project LIFT Status & Timing1 ($ in millions) Adjusted Efficiency Ratio3 Disciplined Expense Management Expected to Positively Impact Expense Trends4 ($mil) 1Figures are on a pre-tax basis; 2Represents the estimated realized benefit for the program at June 30, 2018; 3Refer to the appendix regarding the calculation for non-GAAP financial measures. 4 “Base” expenses refer to reported noninterest expense, less LIFT related expense, merger charges, Tax Act related non-recurring impact, and mortgage commissions. $3.0 $2.6 $11.9 $5.6 $16.4 3Q 2017 4Q 2017 1H 2018E Progress Remaining Benefit Reduction in Op Ex through 4Q 2017 We believe we are on pace to achieve $22 million target $5.6 $3.0 “Base” Noninterest Expense begins to trend down 2 < 55% 17

 Common Equity Tier 1 Capital Ratio of 9.2% at December 31, 2017 (flat with previous quarter)  Estimated go-forward effective tax rate in range of 21%- 23%  Expect to earn-back our capital charge (total $23 million) related to Tax Reform within 2 quarters  Over the next two years we plan to reinvest approximately 15% or our annualized earnings benefit from tax reform on facilities and infrastructure  Reinvestment of additional earnings from tax reform is included in expense outlook on page 17 $1,595 $1,590 $733 $733 $210 $210 3Q17 4Q17 Tax Act Implications & Capital Preferred Stock Goodwill & Other Intangible Assets Tangible Common Equity Shareholders’ Equity ($ in millions) 18

Non-GAAP Disclosure Reconciliations

($ in thousands, except for share data)	Three Months Ended December 31, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2016	Years Ended December 31, 2017	Years Ended December 31, 2016
Adjusted net income available to common shareholders:					
Net income, as reported	$26,098	$39,649	$50,090	$161,907	$168,146
Add: LIFT program expenses (net of tax)*	—	5,753	—	5,753	—
Add: Merger related expenses (net of tax)**	1,073	1,200	—	2,274	—
Add: Amortization of tax credit investments (Tax Act Impact Only)	3,136	—	—	3,136	—
Add: Income Tax Expense (State deferred adjustement only)	4,483	—	—	4,483	—
Add: Income Tax Expense (Tax Act Impact Only)	15,441	—	—	15,441	—
Net income, as adjusted	$50,231	$46,602	$50,090	$192,994	$168,146
Dividends on preferred stock	3,172	2,683	1,797	9,449	7,188
Net income available to common shareholders, as adjusted	$47,059	$43,919	$48,293	$183,545	$160,958

* LIFT program expenses are primarily within professional and legal fees, and salary and employee benefits expense.

** Merger related expenses are primarily within professional and legal fees.

($ in thousands, except for share data)	Three Months Ended December 31, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2016	Years Ended December 31, 2017	Years Ended December 31, 2016
Adjusted per common share data:					
Net income available to common shareholders, as adjusted	$47,059	$43,919	$48,293	$183,545	$160,958
Average number of shares outstanding	264,332,895	264,058,174	256,422,437	264,038,123	254,841,571
Basic earnings, as adjusted	$0.18	$0.17	$0.19	$0.69	$0.63
Average number of diluted shares outstanding	265,288,067	264,936,220	256,952,036	264,889,007	255,268,336
Diluted earnings, as adjusted	$0.18	$0.17	$0.19	$0.69	$0.63

($ in thousands)	Three Months Ended December 31, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2016	Years Ended December 31, 2017	Years Ended December 31, 2016
Adjusted annualized return on average assets:					
Net income, as adjusted	$50,231	$46,602	$50,090	$192,994	$168,146
Average assets	$23,907,011	$23,604,252	$22,679,991	$23,478,799	$22,044,874
Annualized return on average assets, as adjusted	0.84%	0.79%	0.88%	0.82%	0.76%

19

Valley National Bank®

Non-GAAP Disclosure Reconciliations December 31, September 30, December 31, December 31, December 31, ($ in thousands) 2017 2017 2016 2017 2016 Adjusted efficiency ratio: Non-interest expense $136,317 $132,565 $124,829 $509,073 $476,125 Less: LIFT program expenses (pre-tax) — 9,875 — 9,875 — Less: Merger-related expenses (pre-tax) 1,378 1,241 — 2,620 — Less: Extinguishment of debt (pre-tax) — — — — 315 Less: Amortization of tax credit investments (pre-tax) 19,712 8,389 13,384 41,747 34,744 Non-interest expense, as adjusted 115,227 113,060 111,445 454,831 441,066 Net interest income 171,969 164,854 164,395 668,312 618,149 Non-interest income 27,604 26,088 32,660 103,441 103,225 Gross operating income $199,573 $190,942 $197,055 $771,753 $721,374 Efficiency ratio, as adjusted 57.74% 59.21% 56.56% 58.93% 61.14% December 31, September 30, June 30, March 31, December 31, ($ in thousands) 2017 2017 2017 2017 2016 Adjusted Net Interest Margin: Net Interest Income - FTE $173,876 $166,878 $171,086 $164,702 $166,601 Less: Commercial Loan Fees from Interest Rate Swaps (pre-tax) 2,544 910 4,140 661 5,035 Net Interest Income, as adjusted 171,332 165,968 166,946 164,041 161,566 Average Interest Earning Assets 21,932,539 21,642,846 21,416,670 20,949,464 20,388,486 Net Interest Margin - FTE, as adjusted 3.13% 3.07% 3.12% 3.13% 3.17% Three Months Ended Three Months Ended Years Ended 20

Appendix – Balance Sheet 21 2017 2016 Assets Cash and due from banks 243,310$ 220,791$ Interest bearing deposits with banks 172,800 171,710 Investment securities: Held to maturity (fair value of $1,837,620 at December 31, 2017 and $1,924,597 at December 31, 2016) 1,842,691 1,925,572 Available for sale 1,493,905 1,297,373 Total investment securities 3,336,596 3,222,945 Loans held for sale, at fair value 15,119 57,708 Loans 18,331,580 17,236,103 Less: Allowance for loan losses (120,856) (114,419) Net loans 18,210,724 17,121,684 Premises and equipment, net 287,705 291,180 Bank owned life insurance 386,079 391,830 Accrued interest receivable 73,990 66,816 Goodwill 690,637 690,637 Other intangible assets, net 42,507 45,484 Other assets 542,839 583,654 Total Assets 24,002,306$ 22,864,439$ Liabilities Deposits: Non-interest bearing 5,224,928$ 5,252,825$ Savings, NOW and money market 9,365,013 9,339,012 Time 3,563,521 3,138,871 Total deposits 18,153,462 17,730,708 Short-term borrowings 748,628 1,080,960 Long-term borrowings 2,315,819 1,433,906 Junior subordinated debentures issued to capital trusts 41,774 41,577 Accrued expenses and other l iabil ities 209,458 200,132 Total Liabilities 21,469,141 20,487,283 Shareholders’ Equity Preferred stock, no par value; 50,000,000 shares authorized: Series A (4,600,000 shares issued at December 31, 2017 and December 31, 2016) 111,590 111,590 Series B (4,000,000 shares issued at December 31, 2017) 98,101 — Common stock (no par value, authorized 450,000,000 shares; issued 264,498,643 shares at December 31, 2017 and 263,804,877 shares at December 31, 2016) 92,727 92,353 Surplus 2,060,356 2,044,401 Retained earnings 216,733 172,754 Accumulated other comprehensive loss (46,005) (42,093) Treasury stock, at cost (29,792 shares at December 31, 2017 and 166,047 common shares at December 31, 2016) (337) (1,849) Total Shareholders’ Equity 2,533,165 2,377,156 Total Liabilities and Shareholders’ Equity 24,002,306$ 22,864,439$ December 31, (in thousands except for share data)

Appendix – Income Statement 2017 2016 2015 Interest Income Interest and fees on loans 742,739$ 685,911$ 633,199$ Interest and dividends on investment securities: Taxable 72,676 58,143 52,050 Tax-exempt 15,399 15,537 14,568 Dividends 9,812 6,206 6,557 Interest on federal funds sold and other short-term investments 1,793 1,126 649 Total interest income 842,419 766,923 707,023 Interest Expense Interest on deposits: Savings, NOW and money market 55,300 39,787 24,824 Time 42,546 37,775 35,432 Interest on short-term borrowings 18,034 12,022 919 Interest on long-term borrowings and junior subordinated debentures 58,227 59,190 95,579 Total interest expense 174,107 148,774 156,754 Net Interest Income 668,312 618,149 550,269 Provision for credit losses 9,942 11,869 8,101 Net Interest Income After Provision for Credit Losses 658,370 606,280 542,168 Non-Interest Income Trust and investment services 11,538 10,345 10,020 Insurance commissions 18,156 19,106 17,233 Service charges on deposit accounts 21,529 20,879 21,176 Gains on securities transactions, net (20) 777 2,487 Fees from loan servicing 7,384 6,441 6,641 Gains on sales of loans, net 20,814 22,030 4,245 Bank owned life insurance 7,338 6,694 6,815 Other 16,702 16,953 15,185 Total non-interest income 103,441 103,225 83,802 Non-Interest Expense Salary and employee benefits expense 254,569 235,853 221,765 Net occupancy and equipment expense 92,243 87,140 90,521 FDIC insurance assessment 19,821 20,100 16,867 Amortization of other intangible assets 10,016 11,327 9,169 Professional and legal fees 25,834 17,755 18,945 Loss on extinguishment of debt — 315 51,129 Amortization of tax credit investment 41,747 34,744 27,312 Telecommunication expense 9,921 10,021 8,259 Other 54,922 58,870 55,108 Total non-interest expense 509,073 476,125 499,075 Income Before Income Taxes 252,738 233,380 126,895 Income tax expense 90,831 65,234 23,938 Net Income 161,907$ 168,146$ 102,957$ Dividends on preferred stock 9,449 7,188 3,813 Net Income Available to Common Shareholders 152,458$ 160,958$ 99,144$ Earnings Per Common Share: Basic 0.58$ 0.63$ 0.42$ Diluted 0.58 0.63 0.42 Cash Dividends Declared Per Common Share 0.44 0.44 0.44 Weighted Average Number of Common Shares Outstanding: Basic 264,038,123 254,841,571 234,405,909 Diluted 264,889,007 255,268,336 234,437,000 Years Ended December 31, (in thousands, except for share data) 22

Appendix – Asset Quality

($ in thousands) ASSET QUALITY: [1]	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Accruing past due loans:					
30 to 59 days past due:					
Commercial and industrial	$ 3,650	$ 1,186	$ 2,391	$ 29,734	$ 6,705
Commercial real estate	11,223	4,755	6,983	11,637	5,894
Construction	12,949	—	—	7,760	6,077
Residential mortgage	12,669	7,942	4,677	7,533	12,005
Consumer	8,409	5,205	4,393	3,740	4,197
Total 30 to 59 days past due	48,900	19,088	18,444	60,404	34,878
60 to 89 days past due:					
Commercial and industrial	544	3,043	2,686	341	5,010
Commercial real estate	—	626	8,233	359	8,642
Construction	18,845	2,518	854	—	—
Residential mortgage	7,903	1,604	1,721	4,177	3,564
Consumer	1,199	1,019	1,007	787	1,147
Total 60 to 89 days past due	28,491	8,810	14,501	5,664	18,363
90 or more days past due:					
Commercial and industrial	—	125	—	405	142
Commercial real estate	27	389	2,315	—	474
Construction	—	—	2,879	—	1,106
Residential mortgage	2,779	1,433	3,353	1,355	1,541
Consumer	284	301	275	314	209
Total 90 or more days past due	3,090	2,248	8,822	2,074	3,472
Total accruing past due loans	$ 80,481	$ 30,146	$ 41,767	$ 68,142	$ 56,713
Non-accrual loans:					
Commercial and industrial	$ 20,890	$ 11,983	$ 11,072	$ 8,676	$ 8,465
Commercial real estate	11,328	13,870	15,514	15,106	15,079
Construction	732	1,116	1,334	1,461	715
Residential mortgage	12,405	12,974	12,825	11,650	12,075
Consumer	1,870	1,844	1,409	1,395	1,174
Total non accrual loans	47,225	41,787	42,154	38,288	37,508
Other real estate owned (OREO)	9,795	10,770	10,182	10,737	9,612
Other repossessed assets	441	480	342	475	384
Non-accrual debt securities	—	2,115	1,878	2,007	1,935
Total non-performing assets ("NPAs")	$ 57,461	$ 55,152	$ 54,556	$ 51,507	$ 49,439
Performing troubled debt restructured loans	$ 117,176	$ 113,677	$ 109,802	$ 80,360	$ 85,166
RATIOS					
Total non-accrual loans as a % of loans	0.26 %	0.23 %	0.24 %	0.22 %	0.22 %
Total accruing past due and non-accrual loans as a % of loans	0.70 %	0.40 %	0.47 %	0.61 %	0.55 %
Allowance for loan losses as a % of non-accrual loans	255.92 %	284.70 %	276.24 %	301.51 %	305.05 %
Non-performing purchased credit-impaired loans: [2]	$ 38,088	$ 25,413	$ 33,715	$ 25,857	$ 27,011

[1] Past due loans and non-accrual loans exclude purchased credit-impaired (PCI) loans. PCI loans are accounted for on a pooled basis under U.S. GAPP and are not subject to delinquency classifications in the same manner as loans originated by Valley.
[2] Represent PCI loans meeting Valley's definition of non-performing loans (i.e., non-accrual loans), but are not subject to such classifications under U.S. GAAP because the loans are accounted for on a pooled basis and are excluded from the non-accrual loans in the table above.

23

Valley National Bank

For More Information  Log onto our web site: www.valleynationalbank.com  E-mail requests to: rkraemer@valleynationalbank.com Call Rick Kraemer, Investor Relations Officer, at: (973) 686-4817 Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Rick Kraemer, Investor Relations Officer  Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC 24